UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 30, 2019

PACIFIC CITY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-38621 (Commission File Number)	20-8856755 (I.R.S. Employer Identification No.)

3701 Wilshire Boulevard, Suite 900 Los Angeles, California (Address of principal offices)		90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 210-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.
On April 30, 2019, the Federal Deposit Insurance Corporation (the “FDIC”) and the California Department of Business Oversight (the “CDBO”) issued a consent order (the “Order”) with the agreement of Pacific City Bank (the “Bank”), the wholly owned subsidiary of Pacific City Financial Corporation, a California corporation (the “Company”), and relating to the Bank's Bank Secrecy Act and Anti-Money Laundering compliance program (“BSA/AML”). While the Bank attempted to address the concerns raised by the FDIC and CDBO in an informal Agreement dated January 8, 2018, these agencies determined in a subsequent examination of the Bank that it had not satisfactorily addressed these concerns particularly relating to failing to maintain a qualified individual to serve as the BSA compliance officer and ensure that adequate resources are provided to administer an effective BSA/AML compliance program.
The Order requires, among other things, that the Bank correct all violations found in the prior examination and to improve its process to better identify and monitor accounts and transactions that pose a greater than normal risk for compliance with BSA/AML. The Order also requires the Board of Directors of the Bank to increase its oversight of the Bank’s compliance with BSA/AML rules and regulations. In addition, the Bank is to ensure that the BSA/AML compliance program is managed by a qualified officer with sufficient experience and resources necessary to administer an effective BSA/AML compliance program, and to seek prior FDIC and CDBO non-objection to a change in such officer or the officer in charge of Office of Foreign Assets Control compliance matters, or material changes to their responsibilities. Further, the Order requires that the Bank develop and maintain an effective BSA/AML compliance program, monitoring mechanisms, validation of risk rating and suspicious activity monitoring, and training programs for staff. Further, the Bank must review and enhance its BSA/AML risk assessment and customer due diligence, complete a BSA/AML staffing assessment and conduct a “look back” to more highly scrutinize certain transactions that occurred during a six month period in 2018 to determine if any suspicious activity requiring reporting went undetected. Finally, the Bank must provide periodic reports of progress to the FDIC and CDBO and provide for independent testing of the overall compliance program to ensure continued compliance, and seek prior FDIC and CDBO non-objection to the establishment of any new branches or other offices, or introduction of new delivery channels, products, services, or lines of business.
The Order will remain in effect until terminated, modified or suspended by the FDIC and CDBO. The Bank’s Management and Board of Directors have expressed their full intention and ability to comply with all parts of the Order. The Bank began taking corrective actions prior to entry of the Order after communicating with the regulators and expects that it will be able to undertake and implement all required actions within the time periods specified in the Order. Importantly, and prior to the entry of the Order, the Bank sought and received FDIC and CDBO non-objection to hiring a new BSA officer, Susan Wahba, CAMS, who began working for the Bank on March 19, 2019, and brings significant experience in BSA/AML compliance, including as a former bank examiner and BSA/AML trainer for the FDIC, and most recently as the Chief Risk Officer for another Los Angeles area bank. Compliance with the requirements of the Order will be determined by the regulators in subsequent examinations. The Bank will incur additional non-interest expenses associated with the implementation of the required corrective actions; however, some of these expenses were already incurred and reflected in our 2018 financial statements and a majority of the ongoing expenses were reflected in our 2019 and beyond budgets. The Order and such related expenses are not expected to have a material impact on the results of operations or financial position of the Bank or the Company.
The foregoing summary description of the Order is qualified in its entirety by reference to the full text of Order, a copy of the Order is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
99.1    Consent Order dated April 30, 2019

EXHIBIT INDEX

Exhibit No.	Description
99.1	Consent Order dated April 30, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific City Financial Corporation

Date:	May 3, 2019	/s/ Timothy Chang
Timothy Chang
Executive Vice President and Chief Financial Officer

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